UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400 Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 745-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 29, 2015, Hyperion Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Horizon Pharma, Inc., a Delaware corporation (“Parent”), and Ghrian Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”), no later than seven (7) business days after the date of the Merger Agreement, to acquire all of the outstanding shares of common stock of the Company, $0.0001 par value per share (the “Shares”), at a purchase price of $46.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding of taxes. The Offer will expire at midnight New York City time twenty (20) business days following the commencement of the Offer, subject to extension in certain circumstances.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn Shares that represent one more than 50% of the sum of (x) the total number of Shares outstanding at the time of the expiration of the Offer plus (y) the aggregate number of Shares issuable to holders of stock options of the Company (the “Company Options”) from which the Company has received notices of exercise prior to the consummation of the Offer (and as to which Shares have not yet been issued to such exercising holders of Company Options) (the “Minimum Condition”), (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the receipt by Parent of the debt financing or a confirmation by the lenders that the debt financing will be available as of the Acceptance Time (as defined below).

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than shares held by the Company, Parent, Purchaser, any subsidiary of Parent or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any required withholding of taxes.

Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, and conditioned upon the occurrence of the Effective Time, and without any action on the part of any optionholder, (i) all unvested Company Options that are outstanding as of immediately prior to the Effective Time shall fully vest and become exercisable and (ii) to the extent not exercised prior to the Effective Time, each Company Option shall be cancelled at the Effective Time and be converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax), equal to the product of (A) the excess, if any, of the Merger Consideration over the exercise price per Share of each such Company Option and (B) the number of Shares of the Company’s common stock underlying such Company Option. Each Company Option that has an exercise price per Share that is equal to or greater than the Merger Consideration shall be cancelled at the Effective Time and terminated without any cash payment or other consideration being made to such optionholder.

Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, and conditioned upon the occurrence of the Effective Time, and without any action on the part of any holder of the restricted stock units of the Company (the “Company RSUs”), (i) all unvested Company RSUs that are outstanding as of immediately prior to the Effective Time shall fully vest and (ii) each Company RSU that is outstanding immediately prior to the Effective Time shall be cancelled at the Effective Time and be converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax), equal to the product of (A) the Merger Consideration and (B) the number of shares of the Company’s common stock underlying such Company RSU. Any payment in respect of any Company RSU which immediately prior to such cancellation was treated as “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) shall be made on the applicable settlement date for such Company RSU if required in order to comply with Section 409A of the Code.

Following the completion of the Offer, if the other conditions to the consummation of the Merger set forth in the Merger Agreement have been satisfied, the Merger will become effective on the date on which the Purchaser first accepts for payment such number of Shares validly tendered and not properly withdrawn as satisfies the Minimum Condition (the “Acceptance Time”), in accordance with and subject to the Delaware General Corporation Law and without a meeting of the Company’s stockholders.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the Acceptance Time and the termination of the Merger Agreement, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed not to solicit or initiate discussions with any third party regarding acquisition proposals.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser in certain limited circumstances. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior offer, the Company will be required to pay a termination fee of $35 million) (the “Company Termination Fee”). A superior offer is a bona fide written proposal pursuant to which a third party would own, directly or indirectly, (i) more than 50% of the outstanding shares of the Company’s common stock or (b) more than 50% of the assets of the Company and its subsidiaries, taken as a whole, in either case, which the board of directors of the Company determines in good faith (after consultation with its financial advisor) (i) to be reasonably likely to be consummated if accepted and (ii) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the terms of the Offer and the Merger, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and the Merger Agreement, and changes to the terms of the Merger Agreement offered by Parent in response to such proposal, the identity of the person making the proposal, and the anticipated timing, conditions and the ability of the person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, expectation of obtaining required approvals or any necessary financing). Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement, payment of the Termination Fee by the Company and the execution of a definitive agreement by the Company with such third party. If the Merger Agreement is terminated by the Company for the failure of Parent to receive the proceeds of the debt financing contemplated thereby, then Parent will be required to pay a termination fee of $75 million to the Company.

Tender Support Agreement

On March 29, 2015, in connection with the Offer, each of New Enterprise Associates 12, Limited Partnership, Sofinnova Venture Partners VII, L.P., Donald J. Santel, Jeffrey S. Farrow and Christine A. Nash (together, the “Principal Stockholders”), entered into tender and support agreements (the “Tender and Support Agreements”). Under the terms of the Tender and Support Agreements, the Principal Stockholders have agreed, among other things, to tender all Shares now held or hereafter acquired by them in the Offer. As of March 29, 2015, the Principal Stockholders beneficially owned or had the option to acquire a number of shares of common stock of the Company equal to approximately 21% of the outstanding shares of common stock of the Company.

The Tender and Support Agreements terminate in the event that the Merger Agreement is terminated in accordance with its terms.

Additional Information

The foregoing descriptions of the Merger Agreement and the Tender and Support Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, and the form of Tender and Support Agreement, which is attached as Exhibit 2.2 to this report and incorporated herein by reference.

The Merger Agreement has been included to provide stockholders2 with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Purchaser or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by the Company to Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances at the time they were made or otherwise. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Offer, the Merger, the Company, Parent, Purchaser, their respective affiliates and their respective businesses that will be contained in, or incorporated by reference into, the tender offer statement on Schedule TO and related exhibits, including the offer to purchase, and the solicitation/recommendation statement on Schedule 14D-9 that will be filed by Purchaser and the Company, respectively, with the Securities and Exchange Commission (the “SEC”) in connection with the Offer, as well as in the Company’s other public filings.

Item 8.01.	Other Events.

On March 30, 2015, the Company and Horizon Pharma plc issued a press release announcing the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2015, by and among Horizon Pharma Inc., Ghrian Acquisition Inc. and Hyperion Therapeutics, Inc.

2.2	Form of Tender and Support Agreement, by and among Horizon Pharma, Inc., Ghrian Aquistion Inc. and each of the Principal Stockholders.

99.1	Joint Press Release issued by Horizon Pharma plc and Hyperion Therapeutics, Inc., dated March 30, 2015.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Notice to Investors

The Offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Parent and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase shares of Company common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Purchaser, a wholly owned subsidiary of Parent, and the solicitation/recommendation statement will be filed with the SEC by the Company. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

Forward-Looking Statements

This report may contain forward-looking statements. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including the possibility that required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; the possibility that the transaction may not be timely completed, if at all; and the possibility that, prior to the completion of the transaction, if at all, the Company’s business may experience significant disruptions due to transaction-related uncertainty. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent quarterly and current reports on Forms 10-Q and 8-K. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2015

HYPERION THERAPEUTICS, INC.

By:	/s/ Jeffrey S. Farrow
Name:	Jeffrey S. Farrow
Title:	Chief Financial Officer

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 29, 2015, by and among Horizon Pharma, Inc, Ghrian Acquisition Inc. and Hyperion Therapeutics, Inc.

2.2	Form of Tender and Support Agreement, by and among Horizon Pharma, Inc., Ghrian Acquisition Inc. and each of the Principal Stockholders.

99.1	Joint Press Release issued by Horizon Pharma plc and Hyperion Therapeutics, Inc., dated March 30, 2015.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.